UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2017

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 22, 2017, the Board of Directors of Berkshire Hills Bancorp, Inc. (the "Company") amended Article I, Section 6, subsection (d) of the Company Bylaws to remove residency as an eligibility requirement for service on the Board of Directors.

The amended Article I, Section 6, subsection (d) reads:

"(d) No person shall be eligible for election or appointment to the Board of Directors: (i) if such person has, within the previous 10 years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C.  1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime.  No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative of a company, as that term is defined in Section 10 of the Home Owners' Loan Act or any successor provision, of which any director, partner, trustee or shareholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors under this Section 6.  No person may serve on the Board of Directors and at the same time be a director of more than two other public companies, or their subsidiaries.   No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group, or of a group acting in concert (as defined in 12 C.F.R. 225.41), that includes a person who is ineligible for election to the Board of Directors under this Section 6.  The Board of Directors shall have the power to construe and apply the provisions of this Section 6 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert."
A copy of the Company's Amended and Restated Bylaws is attached to this Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit No. Description

3.1 Amended and Restated Bylaws of Berkshire Hills Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: June 26, 2017	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott Senior Vice President and General Counsel